UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, Illinois		60015-5611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2023, Fortune Brands Innovations, Inc. (the “Company”) issued a press release to report the appointment of a new Executive Vice President and Chief Financial Officer, as described in Item 5.03 hereof. In the press release, the Company reaffirmed full year 2022 sales growth and earnings per share guidance provided during its 2022 third-quarter earnings release. The press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference under this Item 2.01.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2023, Mr. Patrick D. Hallinan, Executive Vice President and Chief Financial Officer notified the Company of his intention to resign as Executive Vice President and Chief Financial Officer of the Company, effective on March 2, 2023. On January 23, 2023, the Company announced that the Board of Directors (the “Board”) has appointed David V. Barry to succeed Mr. Hallinan as Executive Vice President and Chief Financial Officer of the Company effective March 2, 2023.

Mr. Barry, age 41, has served as Senior Vice President of Finance and Investor Relations of the Company since April 2021. He served as Senior Vice President and Chief Financial Officer of the Global Plumbing Group, the Company’s water segment, from December 2017 to March 2021. He joined the Global Plumbing Group in July 2015 as senior director of financial planning and analysis, strategic planning and business development until he was promoted to Vice President of Finance in February 2017. Prior to his time at Fortune Brands, Barry held various senior financial roles at J.M. Huber Corporation and Angelo, Gordon & Co. Mr. Barry obtained a Masters in Business Administration from the Tuck School of Business at Dartmouth and a Bachelor of Arts from Davidson College.

There are no family relationships between Mr. Barry and any director or executive officer of the Company and there are no transactions involving the Company that would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Barry will continue to participate in the compensation program provided to all executive officers of the Company. In connection with hispromotion, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an annual base salary for Mr. Barry equal to $620,000 and an annual incentive award target bonus at 75% of target, each effective from February 27, 2023. The Compensation Committee also approved Mr. Barry’s target long-term annual incentive award value of $1,350,000. In addition, the Compensation Committee authorized management to enter into the standard form of Agreement for the Payment of Benefits Following Termination of Employment (the “Agreement”) with Mr. Barry upon the effective date of his appointment. The terms of the Agreement entitle Mr. Barry to severance benefits upon a qualifying termination of employment and enhanced severance benefits upon a qualifying termination of employment following a change in control. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the form of Agreement filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed on February 28, 2018.

Item 7.01 Regulation FD Disclosure.

On January 23, 2023, the Company issued a press release announcing the resignation of Mr. Hallinan and the appointment of Mr. Barry as Executive Vice President and Chief Financial Officer of the Company. The press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference under this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 23, 2023, issued by Fortune Brands Innovations, Inc.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date:	January 23, 2023	By:	/s/ Hiranda S. Donoghue
Executive Vice President and Chief Financial Officer